EXHIBIT 32.2

PRINCIPAL FINANCIAL OFFICER CERTIFICATION

In connection with the Quarterly Report on Form 10-Q (the “Report”), of Jazz Technologies, Inc. (the  "Company")  for the period ended September 30, 2011 as filed with the Securities and  Exchange Commission  on the date hereof,  the undersigned,  Susanna H. Bennett, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

       1.  the Report fully complies with the  requirements  of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       2.  the information contained  in the Report  fairly  presents,  in all material respects,  the financial condition and results of operations of the Company

Dated:  November 14, 2011

/s/ Susanna H. Bennett -------------------------------------- Susanna H. Bennett, Chief Financial Officer (Principal Financial and Accounting Officer)